Exhibit (e)(9)

SIXTH AMENDMENT TO ETF DISTRIBUTION AGREEMENT

This sixth amendment (the “Amendment”) to the ETF distribution agreement dated as of September 30, 2021, as novated (the “Agreement”), is entered by and between AdvisorShares Trust (the “Trust”) and Foreside Fund Services, LLC (together with the Trust, the “Parties”), and made effective as of October 21,2022.

WHEREAS, the Parties desire to amend Exhibit A of the Agreement.

WHEREAS, Section 8(b) of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by all Parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

2.	Exhibit A to the Agreement is hereby deleted in its entirety and replaced by Exhibit A attached hereto.

3.	Except as expressly amended hereby, all the provisions of the Agreement are restated and in full force and effect to the same extent as if fully set forth herein.

4.	This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with the laws of the State of Delaware.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers.

ADVISORSHARES INVESTMENTS, LLC	FORESIDE FUND SERVICES, LLC

/s/ Dan Ahrens	/s/ Teresa Cowan
Dan Ahrens, Secretary & Treasurer	Teresa Cowan, President

October 21, 2022	November 1, 2022

ETF DISTRIBUTION AGREEMENT

EXHIBIT A

Effective as of October 21, 2022

FUNDS

AdvisorShares Newfleet Multi-Sector Income ETF

AdvisorShares Ranger Equity Bear ETF

AdvisorShares North Square McKee Core Reserves ETF

AdvisorShares STAR Global Buy-Write ETF

AdvisorShares Dorsey Wright ADR ETF

AdvisorShares Focused Equity ETF

AdvisorShares Vice ETF

AdvisorShares Dorsey Wright Micro-Cap ETF

AdvisorShares Dorsey Wright Short ETF

AdvisorShares Pure Cannabis ETF

AdvisorShares Dorsey Wright Alpha Equal Weight ETF

AdvisorShares Dorsey Wright FSM All Cap World ETF

AdvisorShares Dorsey Wright FSM US Core ETF

AdvisorShares Pure US Cannabis ETF

AdvisorShares Q Dynamic Growth ETF

AdvisorShares Alpha DNA Equity Sentiment ETF

AdvisorShares Hotel ETF

AdvisorShares Restaurant ETF

AdvisorShares Gerber Kawasaki ETF

AdvisorShares Psychedelics ETF

AdvisorShares Poseidon Dynamic Cannabis ETF

AdvisorShares Let Bob AI Powered Momentum ETF

AdvisorShares Managed Bitcoin Strategy ETF

AdvisorShares Drone Technology ETF

AdvisorShares MSOS 2x Daily ETF

AdvisorShares Insider Advantage ETF

A-1